Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

CONTACTS:
Sherief Bakr	Andrew Spender
Gartner	Gartner
Investor Relations	Corporate Communications
+ 1 203-316-6537	+ 1 203-316-3286
investor.relations@gartner.com	andrew.spender@gartner.com

Gartner to Explore Strategic Alternatives for CEB Talent Assessment Business

STAMFORD, Conn., October 4, 2017 — Gartner, Inc. (NYSE: IT), the world’s leading research and advisory company, today announced that it has initiated a process to explore and evaluate strategic alternatives for its CEB Talent Assessment business, formerly SHL. As part of this process the Company intends to consider a range of strategic options, which may include, among other things, a sale of the business.

CEB Talent Assessment is a leading global provider of talent assessment solutions. CEB Talent Assessment’s best-in-class product portfolio of science-based assessment tools, benchmark data, predictive technologies and consultancy services drive business results by equipping organizations to assess, select, and develop the right people for the right roles. For the twelve month period ending June 30 2017, CEB Talent Assessment’s revenue represented approximately 6% of Gartner and CEB combined adjusted revenue.

“The Board and management team regularly evaluate opportunities to enhance shareholder value and believe now is the right time to explore potential alternatives for CEB Talent Assessment,” said Gene Hall, CEO of Gartner. “Since acquiring CEB Talent Assessment as part of the CEB acquisition earlier this year, we have repositioned the business to drive long-term growth. While CEB Talent Assessment is a recognized industry leader in a rapidly expanding marketplace with significant growth opportunities, it is not aligned with our core focus of providing research and advisory services to address the mission-critical priorities of every functional leader in the enterprise. We are confident this is a positive step forward for CEB Talent Assessment and its clients as it represents an opportunity to bring a renewed focus on the business to better support innovation, product development and long-term growth.”

There can be no assurance that this review will result in a transaction being announced or agreed upon. Although Gartner expects to proceed in a timely manner, there is no timetable for completion of the review process and the Company does not intend to announce any updates until the conclusion of the strategic review.

Gartner has retained Evercore as financial advisor and Cooley LLP as its legal advisor to assist in its review of strategic alternatives for CEB Talent Assessment.

About Gartner

Gartner, Inc. (NYSE: IT) is the world's leading research and advisory company. The company helps business leaders across all major functions in every industry and enterprise size with the objective insights they need to make the right decisions. Gartner's comprehensive suite of services delivers strategic advice and proven best practices to help clients succeed in their mission-critical priorities.

-more-

Gartner is headquartered in Stamford, Connecticut, U.S.A., and has more than 13,000 associates serving clients in 11,000 enterprises in 100 countries. For more information, visit www.gartner.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements may contain words such as “will be,” “will,” “expects,” “expected,” “intends,” “continue,” or similar expressions, and include the assumptions that underlie such statements. These forward-looking statements may include statements about future financial and operating results; benefits of a potential transaction to customers, stockholders and employees; and other statements regarding a potential transaction. Gartner’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the year ended December 31, 2016, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, both of which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov. The forward-looking statements in this press release are based on information available to Gartner as of the date hereof, and Gartner disclaims any obligation to update any forward-looking statements, except as required by law.

# # #

Gartner, Inc.	page 2